UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

GENTIVA HEALTH SERVICES, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	1-15669 (Commission File No.)	36-4335801 (I.R.S. Employer Identification No.)

3 Huntington Quadrangle, Suite 200S
Melville, New York 11747-4627
(Address of principal executive offices, including zip code)

(631) 501-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

:  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

:  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

:  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

:  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On March 11, 2008, the Compensation, Corporate Governance and Nominating Committee (the "Committee") of Gentiva Health Services, Inc. met and approved annual performance goals for bonuses payable to Ronald A. Malone, Tony Strange, John R. Potapchuk, Stephen B. Paige and Brian Silva (whom we refer to as our "Named Executive Officers"), under the Gentiva Health Services, Inc. Executive Officers Bonus Plan for the 2008 fiscal year. Following completion of fiscal year 2008, the Committee will determine the extent to which the performance goals have been satisfied. The Committee set the target bonus for each of the Named Executive Officers as a percentage of his annual base salary, as follows: Mr. Malone - 100%; Mr. Strange - 70%; Mr. Potapchuk - 60%; Mr. Paige - 50%; and Mr. Silva - 50%. Each Named Executive Officer can earn maximum bonus compensation up to 200% of his target bonus, depending on the extent to which the goals are met or exceeded.

Bonus eligibility and amount for fiscal year 2008 will be based on the achievement of several corporate goals using a point system, with various levels of achievement accorded a specific point value. The Committee established corporate goals consisting of achievement of (1) growth in net revenue, excluding certain lower margin non-Medicare Home Health revenues, (2) annual operating profit margin, expressed as earnings before interest, taxes, depreciation and amortization ("EBITDA"), excluding special items, restructuring and integration costs and future acquisitions or divestitures, as a percentage of net revenues, (3) EBITDA dollars, as adjusted above, and (4) employee retention metrics. The Committee also set additional, individually tailored performance goals that vary by Named Executive Officer depending on his areas of responsibility and include various qualitative and quantitative measures that are intended to add economic value and to align each Named Executive Officer's compensation with expectations of leadership and achievement placed on the individual to realize various aspects of our business plan.

 The Committee set a target level of points that will result in target bonus payments, with adjustments in the bonus payments for results above or below the target level. The Committee may also make discretionary negative adjustments in Mr. Malone's bonus amount if he does not satisfy his additional, individually tailored performance goals. The Committee retains the flexibility and discretion, however, to provide compensation that it believes more accurately reflects all of the factors that determine an executive's level of success and deliver value to shareholders. The Committee may also make discretionary negative or positive adjustments in the other Named Executive Officers' bonus amounts depending on the degree of satisfaction of their additional, individually tailored performance goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)
Date: March 17, 2008	/s/ Stephen B. Paige
Stephen B. Paige Senior Vice President, General Counsel and Secretary